As filed with the Securities and Exchange Commission on February 8, 2006
                                                     Registration no. 333-______
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                      ====================================

                                    FORM S-3
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                      ====================================



                             Rural/Metro Corporation
             (Exact Name of Registrant as Specified in Its Charter)

              Delaware                            86-0746929
   (State or Other Jurisdiction of   (I.R.S. Employer Identification No.)
   Incorporation or Organization)

                                ---------------

               9221 East Via de Ventura, Scottsdale, Arizona 85258
                                 (480) 606-3886
               (Address, Including Zip Code, and Telephone Number,
       Including Area Code, of Registrant's Principal Executive Offices)

                                ---------------

                              Michael S. Zarriello
                             Chief Financial Officer
                             Rural/Metro Corporation
                            9221 East Via de Ventura
                            Scottsdale, Arizona 85258
                                 (480) 606-3886
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

                                ---------------
                                 With copies to:

       Christopher E. Kevane, Esq.                 Todd R. Chandler, Esq.
         Rural/Metro Corporation                 Weil, Gotshal & Manges LLP
         9221 East Via de Ventura                     767 Fifth Avenue
        Scottsdale, Arizona 85258                    New York, NY 10153
              (480) 606-3886                           (212) 310-8172


           APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this registration statement becomes effective.

           If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement from the same offering. [ ]
___________________

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _________________

           If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [ ]

           If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [ ]

                                             CALCULATION OF REGISTRATION FEE

------------------------------------------------------- ------------------------------ -------------------------------
  Title of Each Class of Securities to be Registered     Proposed Maximum Aggregate      Amount of Registration Fee
                                                               Offering Price
------------------------------------------------------- ------------------------------ -------------------------------
Debt Securities                                                      (1)                            N/A
------------------------------------------------------- ------------------------------ -------------------------------
Common Stock, $0.01 par value per share                              (1)                            N/A
------------------------------------------------------- ------------------------------ -------------------------------
Warrants                                                             (1)                            N/A
------------------------------------------------------- ------------------------------ -------------------------------
Units                                                                (1)                            N/A
------------------------------------------------------- ------------------------------ -------------------------------
Total                                                         $120,000,000 (2)                    $12,840
------------------------------------------------------- ------------------------------ -------------------------------

(1) There are being registered hereunder by the Registrant such indeterminate principal amount of debt securities, such indeterminate number of shares of common stock, and such indeterminate number of warrants to purchase common stock, debt securities, or units, and such indeterminate number of units of the Registrant as shall have an aggregate initial offering price not to exceed $120,000,000. If any debt securities are issued and/or sold at an original issue discount, then the securities registered shall include such additional debt securities as may be necessary such that the aggregate initial public offering price of all securities issued pursuant to this Registration Statement will equal $120,000,000. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The proposed maximum initial offering price per unit will be determined, from time to time, by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder. There are also being registered hereunder by the Registrant an indeterminate number of shares of common stock as shall be issuable upon conversion or exercise of any securities that provide for that issuance.

(2) Pursuant to Rule 457(o) and General Instruction II.D. of Form S-3, only the maximum aggregate offering price of $120,000,000 of all securities registered hereby is disclosed.

                                ----------------

           The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the commission, acting pursuant to section 8(a), may determine.

                  SUBJECT TO COMPLETION, DATED February 8, 2006


PROSPECTUS

================================================================================
The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
================================================================================


                                  $120,000,000
                Debt Securities, Common Stock, Warrants and Units

                         [Rural/Metro Corporation logo]

                                ---------------

We may offer from time to time our debt securities, shares of our common stock, warrants to purchase any of the other securities that may be sold under this prospectus, or any combination of these securities, individually or as units, up to a maximum aggregate dollar amount of $120,000,000.

Our common stock is listed on the NASDAQ Capital Market under the symbol "RURL".

INVESTING IN THESE SECURITIES INVOLVES RISKS.  SEE "RISK FACTORS" ON PAGE 2.

                                ---------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                ---------------

              The date of this prospectus is _____________ , 2006.

                                TABLE OF CONTENTS

IMPORTANT INFORMATION ABOUT THE INFORMATION PRESENTED
IN THIS PROSPECTUS............................................................ii

WHERE YOU CAN FIND MORE INFORMATION..........................................iii

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE............................iii

SUMMARY........................................................................1

RISK FACTORS...................................................................2

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS...........................9

RATIO OF EARNINGS TO FIXED CHARGES............................................10

USE OF PROCEEDS...............................................................11

DESCRIPTION OF DEBT SECURITIES................................................12

DESCRIPTION OF CAPITAL STOCK..................................................21

DESCRIPTION OF WARRANTS.......................................................24

DESCRIPTION OF UNITS..........................................................27

PLAN OF DISTRIBUTION..........................................................30

LEGAL MATTERS.................................................................33

EXPERTS.......................................................................33

    IMPORTANT INFORMATION ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS

           You should rely only on the information in this prospectus and the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering to sell, or seeking offers to buy securities in any state where offers or sales are not permitted. We do not claim the accuracy of the information in this prospectus as of any date other than the date stated on the cover or that information incorporated by reference into this prospectus is accurate as of any date other than its respective date of it being filed with the SEC.

                       WHERE YOU CAN FIND MORE INFORMATION

           This prospectus is a part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (the "SEC"), but the registration statement includes additional information and also attaches exhibits that are referenced in this prospectus. We also file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available over the Internet at the SEC's web site at www.sec.gov. You may also read and copy any document that we file with the SEC's public reference room at:

                     U.S. Securities and Exchange Commission
                              Public Reference Room
                               100 F Street, N.E.
                                    Room 1580
                              Washington, DC 20549

           Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

           We are "incorporating by reference" into this prospectus certain information we file with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained directly in this prospectus or in a document subsequently filed which is incorporated by reference into this prospectus. This prospectus incorporates by reference:

          o our Annual Report on Form 10-K for the fiscal year ended June 30, 2005, other than Item 8 and exhibits 32.1 and 32.2 thereto filed September 28, 2005;

          o our Quarterly Report on Form 10-Q for the three months ended September 30, 2005 filed November 14, 2005;

          o our Current Report on Form 8-K filed on October 28, 2005; our Current Report on Form 8-K/A dated November 14, 2005, which contains financial information that supersedes Item 8 of our Form 10-K for the fiscal year ended June 30, 2005; our Current Report on Form 8-K filed on November 23, 2005; our Current Report on Form 8-K filed on December 14, 2005; our Current Report on Form 8-K filed on December 28, 2005; and our Current Report on Form 8-K filed on January 6, 2006;

          o our Proxy Statement relating to our 2005 annual meeting of stockholders other than Item 8 thereto, filed October 28, 2005; and

          o the description of our common stock set forth in our Registration Statement on Form 8-A filed on July 8, 1993, including any amendments or reports filed for the purpose of updating such description; and our Registration Statement on form 8-A/A filed on August 29, 2005.

           All documents we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, from the date of this prospectus to the end of the offering of securities under this document shall also be deemed to be incorporated herein by reference and will automatically update information in this prospectus.

           Any statements contained in this prospectus or in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus (or in any other subsequently filed document which also is incorporated by reference in this prospectus) modifies or supersedes such statement.

           We will provide at no cost to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of these filings if requested by writing or by calling us at the following address or telephone number:

                               Corporate Secretary
                             Rural/Metro Corporation
                            9221 East Via de Ventura
                            Scottsdale, Arizona 85258
                                 (480) 606-3886

           You should carefully read this prospectus and the documents incorporated by reference in their entirety. They contain information that you should consider when making your investment decision.

                                     SUMMARY

           The following summary contains information about our business. You should read this entire prospectus carefully, including the information under "Risk Factors" and the documents incorporated by reference into this prospectus.

           Founded in 1948, we are a leading provider of medical transportation services, which consist primarily of emergency and non-emergency medical transportation services. We believe we are the only multi-state provider of both medical transportation and fire protection services in the United States. We currently provide services to approximately 365 communities in 22 states, including many of the fastest-growing states in the nation such as Arizona, California, Florida, Georgia and New Mexico. As of September 30, 2005, we had approximately 100 exclusive contracts to provide 911 emergency medical transportation services and approximately 650 contracts to provide non-emergency medical transportation services. In addition, we provide non-emergency medical transportation services to a broad customer base, including a significant number of hospitals, nursing homes and specialized healthcare facilities on a non-contractual basis. We provided 1.2 million transports during our fiscal year ended June 30, 2005. Our objective is to provide our customers with high-quality care, efficient and reliable response times and cost-effective services.

           We provide our medical transportation services under contracts with governmental entities, hospitals, nursing homes and other healthcare facilities and organizations. Approximately half of our medical transports are initiated by 911 calls, with the remainder consisting of a variety of non-emergency medical transports, such as medical transports between hospitals, nursing homes and specialized healthcare facilities. We believe that providing a mix of emergency and non-emergency medical transportation services diversifies our revenue base and permits us to utilize our medical transportation vehicles and workforce more efficiently. We derive revenue from our medical transportation services through reimbursements we receive from private insurance companies and government-funded healthcare programs such as Medicare and Medicaid and, to a lesser extent, from fees paid to us directly by our individual patients and from government subsidies paid to us under our 911 contracts. During fiscal 2005, 88% of our net revenue was generated from our medical transportation and related services.

           We provide our private fire protection and related services on a subscription-fee basis to residential and commercial property owners in three states and under long-term contracts with fire districts, industrial sites and airports at 16 sites located in 11 states. Our fire protection services consist primarily of fire suppression, fire prevention and first responder medical care which represented 12% of our fiscal 2005 net revenue.

           We expanded our business significantly from the late 1970s through the late 1990s through acquisitions and internal growth, incurring significant debt in the process. This growth, consisting primarily of mergers and acquisitions in the 1990s, provided us with significant market presence throughout the United States. To manage this growth and achieve productivity gains, we invested in the development of management and operating systems. We believe that our acquisitions have provided us a strong domestic platform of core operations with a substantial revenue base and a reputation for quality service.

           During the last several years, we have implemented a number of operational initiatives designed to improve our financial performance. These initiatives have included discontinuing operations in approximately 35 markets that we determined did not fit with our long-term strategy and consolidating our billing, cash management, payroll, purchasing, account payable and insurance and risk operations and entering several select new markets.

           We are a Delaware corporation. Our principal office is located at 9221 East Via de Ventura, Scottsdale, Arizona 85258, and our telephone number is
(480)-606-3886. Our common stock is traded on the NASDAQ Capital Market under the symbol "RURL". Our website address is www.ruralmetro.com. No information on, or accessible through, our website is incorporated into this prospectus, and you should not consider it part of this prospectus.

                                  RISK FACTORS

           Investing in the securities involves a high degree of risk. The following risks could affect our business, financial condition, results of operations or cash flows. In such a case, you may lose all or part of your original investment. You should carefully consider the risks described below as well as the other information and data included in this prospectus, or incorporated herein by reference or included in any supplement to this prospectus before making an investment decision with respect to the securities.

WE MAY FAIL TO RECEIVE REIMBURSEMENT FROM THIRD-PARTY PAYERS.

           We provide our medical transportation services on a fee-for-service basis and collect a substantial portion of our revenue from reimbursements from third-party payers, including government-funded healthcare programs (such as Medicare and Medicaid) and private insurance programs. We recognize revenue when we provide medical transportation services; however, the reimbursement process is complex and there can be lengthy delays before we receive payment. In addition, third-party payers may disallow, in whole or in part, requests for reimbursement based on assertions that certain amounts and services are not reimbursable or that additional supporting documentation is necessary. Retroactive adjustments made by third-party payers may change amounts realized from them. We received approximately 90 percent of our medical transportation fee collections from third-party payers during fiscal 2005 and 2004, including approximately 28 percent from Medicare, and approximately 14 percent from Medicaid for both fiscal years. To the extent our claims are not reimbursed or allowed it could have a material adverse effect on our financial condition, results of operations and cash flows.

WE MAY NOT BE ABLE TO COLLECT AMOUNTS BILLED DIRECTLY TO UNINSURED INDIVIDUAL PATIENTS.

           We are required to provide emergency medical transportation service regardless of the ability or willingness of the patient to pay. We face the risk of non-payment to the extent that uninsured individuals require emergency medical transportation service in service areas where a subsidy is not provided by the related municipality or governing authority. Even where such a subsidy is provided, we may not receive payment for the full amount we bill to the patient. We also face the risk of increased rates of non-payment should the number of uninsured individuals using our services increase in our service areas. Our failure to receive payments with respect to a significant number of individual patients could result in a material adverse effect on our business, financial condition, results of operations or cash flows.

CLAIMS AGAINST US COULD EXCEED OUR INSURANCE COVERAGE; WE MAY NOT HAVE COVERAGE FOR CERTAIN CLAIMS.

           We are subject to a significant number of accident, injury and patient care incident lawsuits as a result of the nature of our business and day-to-day operations. Some of these lawsuits may involve large claim amounts and substantial defense costs. In order to minimize the risk of our exposure, we maintain insurance coverage for workers' compensation, general liability, automobile liability and professional liability claims. In certain limited instances we may not have coverage for certain claims. When we do have coverage, the coverage limits of our policies may not be adequate. Liabilities in excess of our insurance coverage could have a material adverse effect on our business, financial condition, results of operations or cash flows. Claims against us, regardless of their merit or outcome, also may have an adverse effect on our reputation and business.

OUR CLAIM RESERVES MAY PROVE INADEQUATE.

           Under our insurance programs, we are responsible for deductibles and self-insurance retentions in varying amounts. We have established reserves for losses and loss adjustment expenses under these policies based on our historical experience, industry data, judgments relating to the effect of future economic and social forces on the type of risk involved, circumstances surrounding individual claims and trends that may affect the number and nature of claims. Consequently, loss reserves are inherently uncertain and subject to a number of circumstances difficult to predict. For these reasons, we cannot assure you that our ultimate liability will not materially exceed our reserves at any point. If our reserves prove to be inadequate, we will be required to increase our reserves with a corresponding charge to operations in the period in which the deficiency is identified and such charge could be material.

WE MAY EXPERIENCE FUTURE INCREASES IN THE COST OF OUR INSURANCE PROGRAMS THAT COULD ADVERSELY AFFECT OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS OR CASH FLOWS.

           An increase in our claim experience may result in increases in our insurance premiums. If we experience increases in our premiums, it could have a material adverse effect on our business, financial condition, results of operations or cash flows.

TWO INSURANCE COMPANIES WITH WHICH WE HAVE PREVIOUSLY DONE BUSINESS ARE IN LIQUIDATION PROCEEDINGS, AND WE MAY BE REQUIRED TO COVER A PORTION OF CLAIMS COVERED BY THESE INSURERS AND LOSE DEPOSITS WE HAVE WITH THEM.

           Two of our previous workers' compensation and general liability programs insurers, Reliance Insurance Company ("Reliance"), from whom we purchased coverage for policy years 1992 through 2000, and Legion Insurance Company ("Legion"), from whom we purchased coverage in 2001 and 2002, are currently in liquidation proceedings in Pennsylvania. In the event that we incur workers' compensation or general liability claims for the policy years covered by these insurers and they are not covered by the applicable insurer or state guaranty fund, we may be required to fund any losses related to such claims. As of September 30, 2005, we had $1.2 million of cash on deposit with Reliance and $2.2 million of cash on deposit with Mutual Indemnity, a Legion affiliate. The liquidation proceedings may result in the loss of all or part of the collateral and/or funds currently held by these insurers, and may result in restricted access to both insurance and reinsurance proceeds relating to our general liability program. A requirement to fund significant claims or the loss of some or all of the amounts on deposit could have a material adverse effect on our business, financial condition, result of operations and cash flows.

OUR REVENUES MAY DECLINE IF MEDICARE REDUCES THE REIMBURSEMENTS IT PAYS TO US OR CHANGES ITS PROGRAMS.

           Our revenues may decline if Medicare reduces its reimbursement rates or otherwise changes its current Medicare fee schedule. We received approximately 28 percent of our medical transportation fee collections from Medicare during both fiscal 2005 and 2004. Any reductions in reimbursement rates or other changes to the Medicare fee schedule could result in a reduction in reimbursements we receive for our medical transportation services.

SOME STATE AND LOCAL GOVERNMENTS REGULATE OUR RATE STRUCTURES AND MAY LIMIT OUR ABILITY TO INCREASE OUR RATES OR MAINTAIN A SATISFACTORY RATE STRUCTURE.

           State or local government regulations or administrative policies regulate the rates we can charge in some states for medical transportation services. For example, the State of Arizona establishes the rates we may charge in the various communities we serve in that state. Medical transportation services revenue generated in Arizona accounted for approximately 24 percent and 22 percent of net revenue for fiscal 2005 and 2004, respectively. In some service areas in other states in which we are the exclusive provider of services, the municipality or fire district sets the rates for emergency medical transportation services pursuant to a master contract and establishes the rates for general medical transportation services that we are permitted to charge. In areas where we are regulated, there is no assurance that we will receive medical transportation service rate increases on a timely basis, or at all.

           Due to budget deficits in many states, significant decreases in state funding for Medicaid programs have occurred or are proposed. Some states have reduced the scope of Medicaid eligibility and coverage. For example, patients covered by Medicare are required to make a 20% co-payment for medical transports. In most states, Medicaid makes this co-payment on behalf of its insureds (this is called a "cross-over payment"). Indiana recently passed legislation eliminating crossover payments by Medicaid and prohibiting medical transportation providers from collecting the 20% co-payment from patients. Other states have proposed taking similar steps.

           If we are not able to charge and collect satisfactory rates in one or more of the communities in which we operate it could have a material adverse effect on our revenues, results of operations or cash flows.

OUR BUSINESS IS SUBJECT TO LAWS, RULES AND REGULATIONS THAT CAN IMPOSE FINES, PENALTIES OR OTHER LIABILITIES, REVOKE NECESSARY LICENSES OR OTHERWISE CAUSE MATERIAL ADVERSE EFFECTS.

           Numerous laws, rules and regulations govern the medical transportation and fire fighting service business covering matters such as licensing, rates, employee certification, environmental matters and radio communications. Certificates of Need that certain states may employ to award market rights to geographic areas may change. Master contracts from governmental authorities are subject to risks of cancellation or unenforceability as a result of budgetary and other factors and may subject us to certain liabilities or restrictions.

           In addition, certain governmental actions could:

          o    change existing laws, rules or regulations;

          o adopt new laws, rules or regulations that increase our cost of doing business;

          o    lower reimbursement levels; or

          o otherwise adversely affect our business, financial condition, results of operations or cash flows.

           Any failure to comply with all, or any changes in, applicable laws, rules and regulations could result in the revocation of contracts or licenses to conduct business in the relevant jurisdictions, fines or cause other material adverse effects. Federal and state laws also can require the owner or operator of real property to clean up historic contamination (or pay for that cleanup), without regard to fault.

IF WE FAIL TO COMPLY WITH APPLICABLE LAWS AND GOVERNMENT REGULATIONS, WE COULD SUFFER PENALTIES OR BE REQUIRED TO MAKE SIGNIFICANT CHANGES TO OUR OPERATIONS.

           We are subject to extensive regulation at both the federal and state levels. The laws that directly or indirectly affect our ability to operate our business include the following:

          o federal laws (including the Federal False Claims Act) that prohibit entities and individuals from knowingly or recklessly making claims to Medicare, Medicaid and other government programs, as well as third-party payers, that contain false or fraudulent information;

          o a provision of the Social Security Act, commonly referred to as the "anti-kickback statute," that prohibits the knowing and willful offering, payment, solicitation or receipt of any bribe, kickback, rebate or other remuneration in return for the referral or recommendation of patients for items and services covered, in whole or in part, by federal healthcare programs, such as Medicare and Medicaid;

          o a provision of the Social Security Act that imposes criminal penalties on healthcare providers who fail to disclose or refund known overpayments;

          o similar state law provisions pertaining to anti-kickback, self-referral and false claims issues which typically are not limited to relationships with federal payers;

          o provisions of the Health Insurance Portability and Accountability Act of 1996 ("HIPAA") that prohibit knowingly and willfully executing a scheme or artifice to defraud any healthcare benefit program or falsifying, concealing or covering up a material fact or making any material false, fictitious or fraudulent statement in connection with the delivery of or payment for healthcare benefits, items or services;

          o federal laws that impose civil administrative sanctions for, among other violations, inappropriate billing of services to federally funded healthcare programs, and employing individuals who are excluded from participation in federally funded healthcare programs;

          o reassignment of payment rules that prohibit certain types of billing and collection practices in connection with claims payable by the Medicare and Medicaid programs and some other payers programs and some other payers;

          o provisions of HIPAA limiting how healthcare providers may use and disclose individually identifiable health information and the security measures taken in connection with that information and related systems, as well as similar state laws; and

          o federal and state laws governing medical transport services, including the licensing or certification of medical transportation service providers, training and certification of medical personnel, the scope of services that may be provided by medical personnel, staffing requirements, medical control, medical procedures, communications systems, vehicles and equipment.

           If our operations are found to be in violation of any of the laws and regulations described above or the other laws and regulations which govern our activities, we may be subject to penalties, including civil and criminal penalties, exclusion from federal healthcare programs, damages, fines and the curtailment of our operations. Any material penalties, individually or in the aggregate, would adversely affect our ability to operate our business and our financial results. The risk of our being found in violation of these laws and regulations is increased by the fact that many of them have not been fully interpreted by the regulatory authorities or the courts, and their provisions are sometimes open to a variety of interpretations. Any action against us for violation of these laws or regulations, even if we successfully defend against it, could cause us to incur significant legal expenses and divert our management's attention from the operation of our business.

           Healthcare laws and regulations may change significantly in the future. We monitor these developments and modify our operations from time to time where we perceive a need to do so in response to the regulatory changes. However, we cannot assure you that any new healthcare laws or regulations will not materially adversely affect our business. We cannot assure you that a review of our business by judicial, law enforcement, or regulatory authorities will not result in a determination that could adversely affect our operations or that healthcare regulation will not change in a way that may have a material adverse effect on our business, financial condition, results of operations or cash flows.

HIPAA REGULATIONS COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS EITHER IF WE FAIL TO COMPLY WITH THE REGULATIONS OR AS A RESULT OF THE COSTS ASSOCIATED WITH COMPLIANCE.

           The privacy standards under HIPAA took effect April 14, 2001 and cover all individually identifiable health information used or disclosed by a healthcare provider. HIPAA establishes standards concerning the privacy, security and the electronic transmission of patients' health information. Under the statute, there are civil penalties of up to $100 per violation (not to exceed $25,000 per calendar year for each type of violation) and criminal penalties for knowing violations of up to $250,000 per violation. The enforcing agency, the Office of Civil Rights (the "OCR") of the Department of Health and Human Services, has announced a compliance-based and compliance improvement type of enforcement program. We believe there is not sufficient basis to understand OCR's enforcement posture and the potential for fines which may result from OCR's finding of a violation of the privacy regulations. The significant costs associated with compliance and the potential penalties as a result of our failure to comply with the rule could result in a material adverse effect on our business, financial condition, results of operations or cash flows.

           The final security rule, which became effective April 20, 2005, requires healthcare suppliers and other entities to set security standards for health information and to maintain reasonable and appropriate safeguards to ensure the integrity and confidentiality of this information. It also requires that we protect health information against unauthorized use or disclosure. We believe we have developed the appropriate policies and procedures to comply with the final security rule. Failure to do so could result in a material adverse effect on our business, financial condition, results of operations or cash flows.

           We could experience a material adverse effect on our business, financial condition, results of operations, or cash flows due to: (i) significant costs associated with continued compliance under HIPAA or related legislative enactments; (ii) potential fines from our noncompliance; (iii) adverse effects on our collection cycle arising from non-compliance or delayed HIPAA compliance by our payers, customers and other constituents; or (iv) impacts to the healthcare industry as a whole that may directly or indirectly cause a material adverse effect on our business.

PROVIDERS AND SUPPLIERS IN THE HEALTH CARE INDUSTRY, SUCH AS US, ARE THE SUBJECT OF FEDERAL AND STATE INVESTIGATIONS RELATED TO BILLING AND OTHER MATTERS.

           Both federal and state government agencies have pursued civil and criminal enforcement efforts related to billing and other matters as part of numerous ongoing investigations of healthcare companies and their executives and managers. Although there are a number of civil and criminal statutes that can be applied to healthcare providers, a significant number of these investigations involve the Federal False Claims Act. These investigations can be initiated not only by the government but also by a private party asserting direct knowledge of fraud. These "qui tam" whistleblower lawsuits may be initiated against any person or entity alleging such person or entity has knowingly or recklessly presented, or caused to be presented, a false or fraudulent request for payment from the federal government, or has made a false statement or used a false record to get a claim approved. Penalties for False Claims Act violations include fines ranging from $5,500 to $11,000 for each false claim, plus up to three times the amount of damages sustained by the federal government. A False Claims Act violation may provide the basis for exclusion from the federally-funded healthcare programs. In addition, some states have adopted similar insurance fraud, whistleblower and false claims provisions.

           From time to time, we receive requests and subpoenas for information from government agencies in connection with their regulatory and investigative authority, and are likely to be subject to such requests and subpoenas for information in the future. We review such requests and subpoenas and attempt to take appropriate action. We are also subject to requests and subpoenas for information in independent investigations. A determination by a regulatory or investigative authority in any of these investigations that we have violated the Federal False Claims Act or another civil or criminal statute could result in significant penalties or exclusion from federally-funded or other healthcare programs, which could result in a material adverse effect on our business, financial condition, results of operations or cash flows.

WE ARE THE SUBJECT OF CERTAIN LAWSUITS AND OTHER PROCEEDINGS, WHICH IF DETERMINED ADVERSELY TO US, COULD HARM OUR BUSINESS.

           We are a party to, or otherwise involved in, lawsuits, claims, proceedings and other legal matters that have arisen in the ordinary course of conducting our business. We cannot predict with certainty the ultimate outcome of any of these actions to which we are a party to, or otherwise involved in, due to, among other things, the inherent uncertainties of litigation and government investigations and proceedings. An unfavorable outcome in any of the lawsuits pending against us could result in substantial potential liabilities and have a material adverse effect on our business, financial condition, results of operations or cash flows. Further, these actions could result in substantial potential liabilities, additional defense and other costs, increase our indemnification obligations, divert management's attention, and/or adversely affect our ability to execute our business and financial strategies.

WE ARE DEPENDENT ON MAINTAINING OUR BUSINESS RELATIONSHIPS.

           We depend to a great extent on contracts with municipalities or fire districts to provide emergency medical transportation services. The services we provide in our ten largest contracts accounted for approximately 35 percent and 36 percent of net revenue for fiscal 2005 and 2004, respectively. Contracts or other agreements with municipalities, counties or fire districts may have certain budgetary approval constraints. Failure to allocate funds for a contract may adversely affect our ability to continue to perform services without suffering significant losses. In addition, most of our contracts are terminable by either party upon agreed notice periods or upon the occurrence of certain events of default. We may not be successful in retaining our existing contracts or in obtaining new contracts for emergency medical transportation or other services. The loss or cancellation of several of these contracts could have a material adverse effect on our business, financial condition, results of operations or cash flows.

AREAS IN WHICH WE PROVIDE SUBSCRIPTION FIRE PROTECTION SERVICES MAY BE CONVERTED TO TAX-SUPPORTED FIRE DISTRICTS OR ANNEXED BY MUNICIPALITIES.

           We provide residential and commercial fire protection services on a subscription-fee basis to property owners in unincorporated areas who do not receive services through municipal fire departments, volunteer fire departments or fire protection districts. If several of the areas in which we provide subscription services were to convert to tax-supported fire districts or be annexed by municipalities, the loss of those arrangements could have a material adverse effect on our business, financial condition, results of operations or cash flows.

WE MAY NOT ACCURATELY ASSESS THE COSTS OF OR REVENUES GENERATED BY NEW CONTRACTS, WHICH COULD ADVERSELY AFFECT OUR BUSINESS, FINANCIAL CONDITIONS, RESULTS OF OPERATIONS OR CASH FLOWS.

           Our new contracts increasingly involve a competitive bidding process. When we obtain new contracts, we must accurately assess the costs we will incur in providing services, as well as other factors such as expected transport volume, geographical issues affecting response time and the implementation of technology upgrades, in order to realize adequate profit margins or otherwise meet our financial and strategic objectives. Increasing pressures from healthcare payers to restrict or reduce reimbursement rates at a time when the costs of providing medical services continue to increase make assessing the costs associated with the pricing of new contracts, as well as maintenance of existing contracts, more difficult. In addition, integrating new contracts, particularly those in new geographic locations, could prove more costly, and could require more management time, than we anticipate. Our failure to accurately predict costs or to negotiate an adequate profit margin could have a material adverse effect on our business, financial condition, results of operations or cash flows. We face risks in attempting to terminate unfavorable contracts prior to their stated termination date because of the possibility of forfeiting performance bonds and the potential material adverse effect on our public relations, business, financial condition, results of operations or cash flows.

WE ARE IN A HIGHLY COMPETITIVE INDUSTRY. IF WE DO NOT COMPETE EFFECTIVELY, WE COULD LOSE BUSINESS OR FAIL TO GROW.

           The medical transportation service industry is highly competitive. We compete to provide our emergency medical transportation services with governmental entities, hospitals, local and volunteer private providers and private providers, including national and regional providers such as American Medical Response. In order to compete successfully, we must make continuing investments in our fleet, facilities, and operating systems. We believe that counties, fire districts and municipalities and health-care institutions consider the following factors in awarding a contract:

          o    quality of medical care;

          o    historical response time performance;

          o    customer service;

          o    financial stability;

          o    personnel policies and practices;

          o    managerial strength; and

          o    cost

           Some of our current medical transportation competitors and certain potential competitors may have access to greater capital and other resources than us. Counties, municipalities, fire districts and healthcare organizations that currently contract for medical transportation services could choose to provide medical transportation services directly in the future. We are experiencing increased competition from fire departments in providing emergency medical transportation service. We cannot assure you that we will be able to compete successfully to provide our medical transportation services.

           In the fire protection sector, municipal fire departments, tax-supported fire districts and volunteer fire departments represent the principal providers of fire protection services for residential and commercial properties. Private companies such as us represent only a small portion of the total fire protection market and generally provide services where a tax-supported municipality or fire district has decided to contract for these services or has not assumed the financial responsibility for fire protection. In those situations, we provide services for a municipality or fire district on a contract basis or provide fire protection services directly to residences and businesses who subscribe for this service. Private providers, such as Wackenhut Services, Inc., also provide fire protection services to airports and industrial sites.

           We cannot assure you that:

          o we will be able to continue to maintain current contracts or subscriptions or to obtain additional fire protection business on a contractual or subscription-fee basis;

          o fire districts or municipalities will not choose to provide fire protection services directly in the future; or

          o we will be able to compete successfully with private providers of fire protection services.

THE DEPARTURE OF OUR KEY MANAGEMENT COULD ADVERSELY AFFECT OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS OR CASH FLOWS.

           Our success depends upon our ability to recruit and retain key management personnel. We could experience difficulty in retaining our current key management personnel or in attracting and retaining necessary additional key management personnel. We have entered into employment agreements with some, but not all, of our executive officers and certain other key management personnel. Failure to retain or replace our key management may have an adverse effect on our business, financial condition, results of operations or cash flows.

WE MAY NOT BE ABLE TO RECRUIT AND RETAIN SUCCESSFULLY HEALTHCARE PROFESSIONALS WITH THE QUALIFICATIONS AND ATTRIBUTES DESIRED BY US AND OUR CUSTOMERS.

           Our ability to recruit and retain healthcare professionals significantly affects our business. Medical personnel shortages in some of our market areas currently make the recruiting, training and retention of full-time and part-time personnel more difficult and costly. Our internal growth will require the addition of new personnel. Failure to retain or replace our medical personnel or to attract new personnel may have an adverse effect on our business, financial condition, results of operations or cash flows.

WE MAY NOT PAY DIVIDENDS.

           We have never paid any cash dividends on our common stock. We currently plan to retain any earnings for use in our business rather than to pay cash dividends. Payments of any cash dividends in the future will depend on our financial condition, results of operations and capital requirements as well as other factors deemed relevant by our Board of Directors. Our senior subordinated notes due 2015, senior discount notes due 2016 and our credit facilities contain restrictions on our ability to pay cash dividends, and any future borrowings may contain similar restrictions.

IT MAY BE DIFFICULT FOR THIRD PARTY TO ACQUIRE US, AND THIS COULD DEPRESS OUR STOCK PRICE.

           We are a Delaware corporation which has adopted a shareholder rights plan pursuant to which we issued one preferred stock purchase right, for each outstanding share of common stock. See "Description of Capital Stock - Preferred Stock" and "Description of Capital Stock - Shareholder Rights Plan." Our shareholder rights plan could make it difficult for a third party to acquire us, even if doing so would benefit security holders. The rights issued under the plan have certain anti-takeover effects. The rights will cause substantial dilution to a person or group that attempts to acquire us in a manner or on terms not approved by our Board of Directors. Anti-takeover provisions in Delaware corporate law, certain provisions of our charter and our shareholder rights plan which operates as a "poison pill," could depress our stock price and may result in entrenchment of existing management and directors, regardless of their performance.

              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

           The statements contained in this prospectus and the documents we incorporate by reference that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, including without limitation, statements regarding our management's expectations, hopes, beliefs, intentions or strategies regarding the future. These statements may use words such as "anticipate," "believe," "estimate," "expect," "intend," "predict," "may," "will," "should," "if," "project" and similar expressions as they relate to us or our management. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. As described in this prospectus, such risks and include, among others:

          o our failure to receive reimbursement by third-party payers and payment from individual patients;

          o    material increases in the cost of insurance;

          o    insufficient or no insurance coverage for certain claims;

          o    inadequate claim reserves;

          o    the financial distress of two of our previous insurers;

          o reductions in the reimbursements we receive from third-party payers;

          o    state and local governmental rate structure regulation;

          o other governmental regulation, including regulation under the Health Insurance Portability and Accountability Act;

          o federal and state investigations under civil and criminal statues applicable to the healthcare industry;

          o the outcome of certain lawsuits and governmental investigations to which we are subject;

          o    our dependence on certain business relationships;

          o the conversion of areas in which we provide subscription fire protection services to tax-supported fire districts;

          o accurately assessing the costs of revenues generated by new contracts;

          o    the level of competition in our industry;

          o retaining and attracting key management personnel and healthcare professionals; and

          o    other risks described in "Risk Factors."

           We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this prospectus to conform them to actual results. We do not, nor does any other person, assume responsibility for the accuracy and completeness of those statements. All the forward-looking statements are qualified in their entirety by reference to the factors discussed under the caption "Risk Factors."

                       RATIO OF EARNINGS TO FIXED CHARGES


           The following table sets forth the consolidated ratio of earnings to fixed charges of Rural/Metro Corporation and its subsidiaries for each of the five years in the period ended June 30, 2005 and the three months ended September 30, 2005.


                                             THREE      ---------------------------------------------------------
                                            MONTHS                           YEARS ENDED JUNE 30,
                                             ENDED      ---------------------------------------------------------
                                           SEPTEMBER
                                           30, 2005       2005       2004        2003          2002        2001
                                           --------     --------    --------   --------      --------    --------
RATIO OF EARNINGS TO FIXED CHARGES(a)     (unaudited)
                                             1.88x        1.11x      1.03x          *            *            *

(a) For purposes of computing the consolidated ratio of earnings to fixed charges, earnings consist of pretax income from continuing operations before minority interests and equity in net earnings (losses) of affiliated companies, extraordinary items and cumulative effect of accounting changes plus fixed charges. Minority interests in majority-owned subsidiaries were not deducted from earnings as all such subsidiaries had fixed charges. Fixed charges consist of interest (including capitalized interest) on all indebtedness, amortization of debt discount and expense and that portion of rental expense which we believe to be representative of interest. A statement setting forth the computation of the unaudited consolidated ratios of earnings to fixed charges is filed as Exhibit 12.1 to the registration statement that includes this prospectus.

* Earnings were insufficient to cover fixed charges by $8.5 million, $7.6 million and $115.5 million for the fiscal years ended June 30, 2003, 2002 and 2001, respectively.

                                 USE OF PROCEEDS

           Unless otherwise indicated in the prospectus supplement, the net proceeds from the sale of securities offered by this prospectus may be used for the redemption or repayment of debt, the acquisition of businesses, capital expenditures, working capital needs and other general corporate purposes. In addition, a portion of the proceeds of any offering of securities will be used to pay the expenses of such offering. Pending such uses, we anticipate that we will invest the net proceeds in interest-bearing securities.

                         DESCRIPTION OF DEBT SECURITIES

           This section outlines some of the indentures, and the debt securities we may offer. This information may not be complete in all respects and is qualified entirely by reference to the indentures under which the debt securities are issued. These indentures are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. This information relates to certain terms and conditions that generally apply to the debt securities. The specific terms of any series of debt securities will be described in a prospectus supplement. If so described in a prospectus supplement, the terms of that series may differ from the general description of the terms presented below.

           The senior debt securities are to be issued in one or more series under an indenture, as supplemented or amended from time to time between us and an institution that we will name in the related prospectus supplement, as trustee. For ease of reference, we will refer to the indenture relating to senior debt securities as the senior indenture and we will refer to the trustee under that indenture as the senior trustee. The subordinated debt securities are to be issued in one or more series under an indenture, as supplemented or amended from time to time, between us and an institution that we will name in the related prospectus supplement, as trustee. For ease of reference, we will refer to the indenture relating to subordinated debt securities as the subordinated indenture and we will refer to the trustee under that indenture as the subordinated trustee.

GENERAL

           The debt securities will be issuable in one or more series pursuant to the applicable indenture and a supplemental indenture relating to such series of debt. Unless otherwise specified in a prospectus supplement, each series of senior debt securities will rank equally in right of payment with all of our other senior obligations. Each series of subordinated debt securities will be subordinated and junior in right of payment to the extent and in the manner set forth in the subordinated indenture and any supplemental indenture relating to that debt. In addition, such subordinated debt securities may rank equal or senior in right of payment to other subordinated indebtedness which may have been issued or will be issued in the future. Except as otherwise provided in a prospectus supplement, the indentures will not limit our incurrence or issuance of other secured or unsecured debt, whether under the indentures, any other indenture that we may enter into in the future or otherwise. For more information, you should read the prospectus supplement relating to a particular offering of securities.

           The applicable prospectus supplement or prospectus supplements will describe the following terms of each series of debt securities:

     o the title of the debt securities and whether such series constitutes senior debt securities or subordinated debt securities;

     o    any limit upon the aggregate principal amount of the debt securities;

     o the percentage of principal amount at which the debt securities will be issued;

     o the date or dates on which the principal of the debt securities is payable or the method of that determination or our right, if any, to defer payment of principal;

     o the rate or rates, if any, at which the debt securities will bear interest (including reset rates, if any, and the method by which any such rate will be determined), the interest payment dates on which interest will be payable and our right, if any, to defer any interest payment;

     o the place or places where, subject to the terms of the indenture as described below under the caption "Payment and Paying Agents," the principal of and premium, if any, and interest, if any, on the debt securities will be payable and where, subject to the terms of the indenture as described below under the caption "Denominations, Registration and Transfer," we will maintain an office or agency where debt securities may be presented for registration of transfer or exchange and the place or places where notices and demands to or upon us in respect of the debt securities and the indenture may be made;

     o any period or periods within, or date or dates on which, the price or prices at which and the terms and conditions upon which debt securities may be redeemed, in whole or in part, at our option pursuant to any sinking fund or otherwise;

     o our obligation to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder and the period or periods within which, the price or prices at which, the currency or currencies including currency unit or units, in which, and the other terms and conditions upon which, the debt securities will be redeemed or purchased, in whole or in part, pursuant to such obligation;

     o the denominations in which any debt securities will be issuable if other than denominations of $1,000 and any integral multiple thereof;

     o if other than in United States dollars, the currency or currencies, including currency unit or units, in which the principal of, and premium, if any, and interest, if any, on the debt securities will be payable, or in which the debt securities shall be denominated;

     o any additions, modifications, or deletions in the events of default or covenants specified in the indenture with respect to the debt securities;

     o if other than the principal amount, the portion of the principal amount of debt securities that will be payable upon declaration of acceleration of the maturity thereof;

     o any additions or changes to the indenture with respect to a series of debt securities that will be necessary to permit or facilitate the issuance of the series in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

     o any index or indices used to determine the amount of payments of principal of and premium, if any, on the debt securities and the manner in which such amounts will be determined;

     o subject to the terms of the indenture as described below under the caption "Global Debt Securities," whether the debt securities of the series will be issued in whole or in part in the form of one or more global securities and, in such case, the depositary for the global securities;

     o    the appointment of any trustee, registrar, paying agent, or agents;

     o the terms and conditions of any obligation or right of a holder to convert or exchange debt securities into preferred securities or other securities;

     o whether the defeasance and covenant defeasance provisions described under the caption "Satisfaction and Discharge; Defeasance" will be inapplicable or modified;

     o any applicable subordination provisions in addition to those set forth herein with respect to subordinated debt securities; and

     o any other terms of the debt securities not inconsistent with the provisions of the applicable indenture.

           We may sell debt securities at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. We will describe material United States federal income tax consequences and special considerations applicable to those debt securities in the applicable prospectus supplement.

           If the purchase price of any of the debt securities is payable in one or more foreign currencies or currency units or if any debt securities are denominated in one or more foreign currencies or currency units or if the principal of, premium, if any, or interest, if any, on any debt securities is payable in one or more foreign currencies or currency units, we will set forth the restrictions, elections, material United States federal income tax considerations, specific terms, and other information with respect to such issue of debt securities and such foreign currency or currency units in the applicable prospectus supplement.

           If any index is used to determine the amount of payments of principal, premium, if any, or interest on any series of debt securities, we will describe the material United States federal income tax, accounting, and other considerations applicable thereto in the applicable prospectus supplement.

DENOMINATIONS, REGISTRATION AND TRANSFER

           Unless otherwise specified in the applicable prospectus supplement, the debt securities will be issuable only in registered form, without coupons, in denominations of $1,000 and any integral multiple thereof. Debt securities of any series will be exchangeable for other debt securities of the same issue and series, of any authorized denominations of a like aggregate principal amount, having the same original issue date and stated maturity and bearing the same interest rate.

           Holders may present each series of debt securities for exchange as provided above, and for registration of transfer, with the form of transfer endorsed thereon, or with a satisfactory written instrument of transfer, duly executed, at the office of the appropriate securities registrar or at the office of any transfer agent designated by us for such purpose and referred to in the applicable prospectus supplement, without service charge and upon payment of any taxes and other governmental charges as described in the indenture. We will appoint the trustee of each series of debt securities as securities registrar for such series under the indenture. If the applicable prospectus supplement refers to any transfer agents, in addition to the securities registrar initially designated by us with respect to any series, we may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, provided that we maintain a transfer agent in each place of payment for the series. We may at any time designate additional transfer agents with respect to any series of debt securities.

           In the event of any redemption, neither we nor the trustee will be required to:

     o issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before the day of mailing of a notice for redemption of debt securities of that series, and ending at the close of business on the day of mailing of the relevant notice of redemption; or

     o transfer or exchange any debt securities so selected for redemption, except, in the case of any debt securities being redeemed in part, any portion not being redeemed.

GLOBAL DEBT SECURITIES

           Unless otherwise specified in the applicable prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that we will deposit with, or on behalf of, a depositary identified in the prospectus supplement relating to such series. Global debt securities may be issued only in fully registered form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual debt securities represented by it, a global debt security may not be transferred except as a whole by the depositary for the global debt security to a nominee of the depositary, or by a nominee of the depositary to the depositary or another nominee of the depositary, or by the depositary or any nominee to a successor depositary or any nominee of the successor.

           The specific terms of the depositary arrangement with respect to a series of debt securities will be described in the prospectus supplement relating to the series. We anticipate that the following provisions will generally apply to depositary arrangements.

           Upon the issuance of a global debt security and the deposit of the global debt security with or on behalf of the applicable depositary, the depositary for the global debt security, or its nominee, will credit on its book-entry registration and transfer system the respective principal amounts of the individual debt securities represented by the global debt security to the accounts of persons, more commonly known as participants, that have accounts with the depositary. These accounts will be designated by the dealers, underwriters or agents with respect to the debt securities or by us if the debt securities are offered and sold directly by us. Ownership of beneficial interests in a global debt security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the global debt security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depositary or its nominee with respect to interests of participants and the records of participants with respect to interests of persons who hold through participants. The laws of some states require that certain purchasers of securities take physical delivery of the securities in definitive form. These limits and laws may impair the ability to transfer beneficial interests in a global debt security.

           So long as the depositary for a global debt security, or its nominee, is the registered owner of the global debt security, the depositary or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global debt security for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global debt security will not be entitled to have any of the individual debt securities of the series represented by the global debt security registered in their names, will not receive or be entitled to receive physical delivery of any debt securities of the series in definitive form, and will not be considered the owners or holders of them under the indenture.

           Payments of principal of, and premium, if any, and interest on individual debt securities represented by a global debt security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global debt security representing the debt securities. None of us, the trustee, any paying agent or the securities registrar for the debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interest of the global debt security for the debt securities or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

           We expect that the depositary for a series of debt securities or its nominee, upon receipt of any payment of principal, premium, or interest in respect of a permanent global debt security representing any of the debt securities, immediately will credit participants' accounts with payments in amounts proportionate to their respective beneficial interest in the principal amount of the global debt security for the debt securities as shown on the records of the depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in the global debt security held through the participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." These payments will be the responsibility of these participants.

           Unless otherwise specified in the applicable prospectus supplement, if the depositary for a series of debt securities is at any time unwilling, unable, or ineligible to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue individual debt securities of the series in exchange for the global debt security representing the series of debt securities. In addition, unless otherwise specified in the applicable prospectus supplement, we may at any time and in our sole discretion, subject to any limitations described in the prospectus supplement relating to the debt securities, determine not to have any debt securities of the series represented by one or more global debt securities and, in such event, will issue individual debt securities of the series in exchange for such global debt securities. Further, if we so specify with respect to the debt securities of a series, an owner of a beneficial interest in a global debt security representing debt securities of the series may, on terms acceptable to us, the trustee and the depositary for the global debt security, receive individual debt securities of the series in exchange for such beneficial interests, subject to any limitations described in the prospectus supplement relating to the debt securities. In any such instance, an owner of a beneficial interest in a global debt security will be entitled to physical delivery of individual debt securities of the series represented by the global debt security equal in principal amount to its beneficial interest and to have the debt securities registered in its name. Individual debt securities of the series so issued will be issued in denominations, unless otherwise specified by us, of $1,000 and integral multiples thereof. The applicable prospectus supplement may specify other circumstances under which individual debt securities may be issued in exchange for the global debt security representing any debt securities.

PAYMENT AND PAYING AGENTS

           Unless otherwise indicated in the applicable prospectus supplement, payment of principal of, and premium, if any, and any interest on debt securities will be made at the office of the trustee or at the office of such paying agent or paying agents as we may designate from time to time in the applicable prospectus supplement, except that at our option, payment of any interest may be made:

     o except in the case of global debt securities, by check mailed to the address of the person or entity entitled thereto as such address shall appear in the securities register; or

     o by transfer to an account maintained by the person or entity entitled thereto as specified in the securities register, provided that proper transfer instructions have been received by the regular record date.

           Unless otherwise indicated in the applicable prospectus supplement, we will make payment of any interest on debt securities to the person or entity in whose name the debt security is registered at the close of business on the regular record date for the interest payment, except in the case of defaulted interest. We may at any time designate additional paying agents or rescind the designation of any paying agent; however, we will at all times be required to maintain a paying agent in each place of payment for each series of debt securities.

           Any monies deposited with the trustee or any paying agent, or held by us in trust, for the payment of the principal of, and premium, if any, or interest on any debt security and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable will, at our request, be repaid to us or released from such trust, as applicable, and the holder of the debt security will thereafter look, as a general unsecured creditor, only to us for payment.

OPTION TO DEFER INTEREST PAYMENTS OR TO PAY-IN-KIND

           If provided in the applicable prospectus supplement, we will have the right, at any time and from time to time during the term of any series of debt securities, to defer the payment of interest for such number of consecutive interest payment periods as may be specified in the applicable prospectus supplement, subject to the terms, conditions, and covenants, if any, specified in such prospectus supplement, provided that an extension period may not extend beyond the stated maturity of the final installment of principal of the series of debt securities. If provided in the applicable prospectus supplement, we will have the right, at any time and from time to time during the term of any series of debt securities, to make payments of interest by delivering additional debt securities of the same series. Certain material United States federal income tax consequences and special considerations applicable to the debt securities will be described in the applicable prospectus supplement.

SUBORDINATION

           Except as set forth in the applicable prospectus supplement, the subordinated indenture will provide that the subordinated debt securities will be subordinated and junior in right of payment to all our senior indebtedness. The term "senior indebtedness" will be defined in the applicable prospectus supplement. If:

     o we default in the payment of any principal, or premium, if any, or interest on any senior indebtedness when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or declaration or otherwise; or

     o an event of default occurs with respect to any senior indebtedness permitting the holders thereof to accelerate the maturity thereof and written notice of such event of default, requesting that payments on subordinated debt securities cease, is given to us by the holders of senior indebtedness;

then unless and until the default in payment or event of default shall have been cured or waived or shall have ceased to exist, no direct or indirect payment, in cash, property, or securities, by set-off or otherwise, will be made or agreed to be made on account of the subordinated debt securities or interest thereon or in respect of any repayment, redemption, retirement, purchase or other acquisition of subordinated debt securities.

           Except as set forth in the applicable prospectus supplement, the subordinated indenture will provide that in the event of:

     o any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to us, our creditors or our property;

     o any proceeding for the liquidation, dissolution or other winding-up of the Company, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings;

     o    any assignment by us for the benefit of creditors; or

     o    any other marshaling of the assets of us;

all present and future senior indebtedness, including, without limitation, interest accruing after the commencement of the proceeding, assignment or marshaling of assets, will first be paid in full before any payment or distribution, whether in cash, securities or other property, will be made by us on account of subordinated debt securities. In that event, any payment or distribution, whether in cash, securities or other property, other than our securities or any other corporation provided for by a plan of reorganization or a readjustment, the payment of which is subordinate, at least to the extent provided in the subordination provisions of the indenture, to the payment of all senior indebtedness at the time outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment and other than payments made from any trust described below under the caption "Satisfaction and Discharge; Defeasance," which would otherwise, but for the subordination provisions, be payable or deliverable in respect of subordinated debt securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any of out other indebtedness being subordinated to the payment of subordinated debt securities, will be paid or delivered directly to the holders of senior indebtedness or to their representative or trustee, in accordance with the priorities then existing among such holders, until all senior indebtedness shall have been paid in full. No present or future holder of any senior indebtedness will be prejudiced in the right to enforce subordination of the indebtedness evidenced by subordinated debt securities by any act or failure to act on our part.

MODIFICATION OF INDENTURES

           From time to time, we and the trustees may modify the indentures without the consent of any holders of any series of debt securities with respect to some matters, including, but not limited to:

     o to cure any ambiguity, defect or inconsistency or to correct or supplement any provision which may be inconsistent with any other provision of the indenture;

     o to qualify, or maintain the qualification of, the indentures under the Trust Indenture Act of 1939, as amended; and/or

     o to make any change that does not materially adversely affect the interests of any holder of such series of debt securities.

           In addition, under the indentures, we and the trustees may modify some of our rights, covenants, and obligations and the rights of holders of any series of debt securities with the written consent of the holders of at least a majority in aggregate principal amount of the series of outstanding debt securities; but no extension of the maturity of any series of debt securities, reduction in the interest rate or extension of the time for payment of interest, change in the optional redemption, or repurchase provisions in a manner adverse to any holder of the series of debt securities, other modification in the terms of payment of the principal of, or interest on, the series of debt securities, or reduction of the percentage required for modification, will be effective against any holder of the series of outstanding debt securities without the holder's consent.

           We and the trustees may execute, without the consent of any holder of the debt securities, any supplemental indenture for the purpose of creating any new series of debt securities.

EVENTS OF DEFAULT

           The indentures will provide that any one or more of the following described events with respect to a series of debt securities that has occurred and is continuing constitutes an "event of default" with respect to that series of debt securities:

     o failure for 60 days to pay any interest or any sinking fund payment on the series of debt securities when due (subject to the deferral of any due date in the case of an extension period);

     o failure to pay any principal or premium, if any, on the series of the debt securities when due, whether at maturity, upon redemption, by declaration of acceleration or otherwise;

     o failure to observe or perform in any material respect certain other covenants contained in the indenture for 90 days after written notice has been given to us from the trustee or the holders of at least 25% in principal amount of the series of outstanding debt securities;

     o default resulting in acceleration of our other indebtedness for borrowed money, where the aggregate principal amount so accelerated exceeds $25 million and the acceleration is not rescinded or annulled within 60 days after the written notice thereof to us by the trustee or to us and the trustee by the holders of 25% in aggregate principal amount of the debt securities of the series then outstanding, provided that the event of default will be remedied, cured or waived if the default that resulted in the acceleration of such other indebtedness is remedied, cured or waived; or

     o certain events in bankruptcy, insolvency, or reorganization of the Company.

           The holders of not less than a majority in outstanding principal amount of the series of debt securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee of the series. The trustee or the holders of not less than 25% in aggregate outstanding principal amount of the series may declare the principal due and payable immediately upon an event of default. The holders of a majority in aggregate outstanding principal amount of the series may annul the declaration and waive the default if the default (other than the non-payment of the principal of the series which has become due solely by the acceleration) has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the trustee of the series.

           The holders of a majority in outstanding principal amount of a series of debt securities affected thereby may, on behalf of all the holders of the series of debt securities, waive any past default, except a default in the payment of principal or interest, unless the default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the trustee of the series, or a default in respect of a covenant or provision which under the related indenture cannot be modified or amended without the consent of the holder of each outstanding debt security of the series. We are required to file annually with the trustees a certificate as to whether or not we are in compliance with all the conditions and covenants applicable to it under the indentures.

           In case an event of default shall occur and be continuing as to a series of debt securities, the trustee of the series will have the right to declare the principal of and the interest on the debt securities, and any other amounts payable under the indenture, to be forthwith due and payable and to enforce its other rights as a creditor with respect to the debt securities.

           No holder of any debt securities will have any right to institute any proceeding with respect to the indenture or for any remedy thereunder, unless the holder shall have previously given to the trustee written notice of a continuing event of default, the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series shall have made written request and offered reasonable indemnity to the trustee of the series to institute the proceeding as a trustee, and the trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding debt securities of the class a direction inconsistent with the request and shall have failed to institute the proceeding within 60 days. However, these limitations do not apply to a suit instituted by a holder of a debt security for enforcement of payment of the principal or interest on the debt security on or after the respective due dates expressed in the debt security.

CONSOLIDATION, MERGER, SALE OF ASSETS, AND OTHER TRANSACTIONS

           Unless otherwise indicated in the applicable prospectus supplement, the indentures will provide that we will not consolidate with or merge into any other person or entity or sell, assign, convey, transfer, or lease its properties and assets substantially as an entity to any person or entity unless:

     o either we are the continuing corporation, or any successor or purchaser is a corporation, partnership, or trust or other entity organized under the laws of the United States of America, any state thereof or the District of Columbia, and the successor or purchaser expressly assumes our obligations on the debt securities under a supplemental indenture; and

     o immediately before and after giving effect thereto, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have happened and be continuing.

           Unless otherwise indicated in the applicable prospectus supplement, the general provisions of the indentures do not afford holders of the debt securities protection in the event of a highly leveraged or other transaction involving us that may adversely affect holders of the debt securities.

SATISFACTION AND DISCHARGE; DEFEASANCE

           Unless otherwise indicated in the applicable prospectus supplement, the indentures will provide that when, among other things, all debt securities not previously delivered to the trustee for cancellation:

     o    have become due and payable; or

     o will become due and payable at their stated maturity within one year, and we deposit or cause to be deposited with the trustee, as trust funds in trust for the purpose, an amount in the currency or currencies in which the debt securities are payable sufficient to pay and discharge the entire indebtedness on the debt securities not previously delivered to the trustee for cancellation, for the principal of, and premium, if any, and interest to the date of the deposit or to the stated maturity, as the case may be;

then the indenture will cease to be of further effect (except as to our obligations to pay all other sums due pursuant to the indenture and to provide the officers' certificates and opinions of counsel described therein), and we will be deemed to have satisfied and discharged the indenture.

           Unless otherwise indicated in the applicable prospectus supplement, the indentures will provide that we may elect either:

     o to terminate, and be deemed to have satisfied, all our obligations with respect to any series of debt securities, except for the obligations to register the transfer or exchange of such debt securities, to replace mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of the debt securities, and to compensate and indemnify the trustee ("defeasance"); or

     o to be released from our obligations with respect to certain covenants ("covenant defeasance") upon the deposit with the trustee, in trust for such purpose, of money and/or United States Government Obligations, as defined in the indenture, which through the payment of principal and interest in accordance with the term used will provide money, in an amount sufficient (in the opinion of a nationally recognized firm of independent public accountants) to pay the principal of, interest on, and any other amounts payable in respect of the outstanding debt securities of the series.

           Such a trust may be established only if, among other things, we have delivered to the trustee an opinion of counsel (as specified in the indenture) with regard to certain matters, including an opinion to the effect that the holders of the debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and discharge, and will be subject to United States federal income tax on the same amounts, and in the same manner, and at the same times as would have been the case if the deposit and defeasance or covenant defeasance, as the case may be, had not occurred.

REDEMPTION

           Unless otherwise indicated in the applicable prospectus supplement, the debt securities will not be subject to any sinking fund requirements.

           Unless otherwise indicated in the applicable prospectus supplement, we may, at our option, redeem the debt securities of any series in whole at any time or in part from time to time, at the redemption price set forth in the applicable prospectus supplement plus accrued and unpaid interest to the date fixed for redemption, and debt securities in denominations larger than $1,000 may be redeemed in part but only in integral multiples of $1,000. If the debt securities of any series are so redeemable only on or after a specified date or upon the satisfaction of additional conditions, the applicable prospectus supplement will specify the date or describe the conditions.

           We will mail notice of any redemption at least 30 days but not more than 60 days before the redemption date to each holder of debt securities to be redeemed at the holder's registered address. Unless we default in the payment of the redemption price on and after the redemption date, interest shall cease to accrue on the debt securities or portions thereof called for redemption.

CONVERSION OR EXCHANGE

           If and to the extent indicated in the applicable prospectus supplement, the debt securities of any series may be convertible or exchangeable into other securities. The specific terms on which debt securities of any series may be so converted or exchanged will be set forth in the applicable prospectus supplement. These terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at our option, in which case the number of shares of other securities to be received by the holders of debt securities would be calculated as of a time and in the manner stated in the applicable prospectus supplement.

CERTAIN COVENANTS

           The indentures will contain certain covenants regarding, among other matters, corporate existence, payment of taxes and reports to holders of debt securities. If and to the extent indicated in the applicable prospectus supplement, these covenants may be removed or additional covenants added with respect to any series of debt securities.

GOVERNING LAW

           Unless otherwise indicated in the applicable prospectus supplement, the indentures and the debt securities will be governed by and construed in accordance with the laws of the state of New York.

INFORMATION CONCERNING THE TRUSTEES

           Each trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act of 1939, as amended. Subject to these provisions, each trustee is under no obligation to exercise any of the powers vested in it by the indenture at the request of any holder of the debt securities, unless offered reasonable indemnity by the holder against the costs, expenses and liabilities which might be incurred thereby. No trustee is required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

                          DESCRIPTION OF CAPITAL STOCK

           Our authorized capital stock consists of 40,000,000 shares of common stock, par value $0.01 per share, and 2,000,000 shares of preferred stock, par value $0.01 per share. At September 30, 2005, there were 24,288,082 shares of common stock outstanding and no shares of preferred stock were outstanding. The following descriptions of our capital stock and provisions of our certificate of incorporation and bylaws are only summaries, and we encourage you to review complete copies of our certificate of incorporation and bylaws, which are filed as an exhibit to the registration statement of which this prospectus is a part.

COMMON STOCK

           Subject to the rights of the holders of preferred stock then outstanding, holders of our common stock are entitled to one vote for each share on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Subject to preferences that may be applicable to any then outstanding preferred stock, the holders of our common stock will be entitled to receive such dividends, if any, as may be declared by our Board of Directors in its discretion out of legally available funds. Upon our liquidation, dissolution or winding up, the holders of our common stock will be entitled to share ratably in all assets that are legally available for distribution, after payment of all debts and other liabilities, and subject to the prior rights of holders of any preferred stock then outstanding. Holders of our common stock have no preemptive, subscription, redemption, or conversion rights. The rights, preferences and privileges of holders of our common stock will be subject to the rights of the holders of shares of any series of preferred stock that we may issue in the future.

PREFERRED STOCK

           Our charter authorizes the issuance of 2,000,000 shares of preferred stock. Currently, 30,000 shares of preferred stock are designated as Series A Junior Participating Preferred Stock in connection with the adoption of our shareholder rights plan described below. Our authorized but unissued preferred stock may be issued from time to time in one or more series, without stockholder approval. Subject to limitations prescribed by law and by our charter, the Board of Directors, without further approval of the stockholders, has the authority to fix the rights and terms relating to dividends, conversion, voting, redemption, liquidation preferences, sinking funds and any other rights, preferences, privileges, and restrictions applicable to each such series of preferred stock. While providing flexibility in connection with possible financings, acquisitions, and other corporate purposes, the issuance of preferred stock, among other things, could adversely affect the voting power of the holders of our common stock and, under certain circumstances, be used as a means of discouraging, delaying, or preventing certain business combinations with us. Any preferred stock converted, redeemed, exchanged or otherwise acquired by us will, upon cancellation, have the status of authorized but unissued preferred stock undesignated as to series subject to reissuance by our Board of Directors. Other than the shareholder rights plan, there currently are no outstanding shares of preferred stock or any commitments or options or other rights currently outstanding for the issuance of preferred stock. Presently, we do not have any plan to issue shares of our preferred stock.

SHAREHOLDER RIGHTS PLAN

           We have adopted a shareholder rights plan pursuant to which we issued one preferred stock purchase right, or a Right, for each outstanding share of common stock. Our shareholder rights plan is designed to protect our company and our stockholders against unfair or coercive takeover tactics. It accomplishes this goal by making it more costly and thus more difficult to gain control of us without the consent of our Board of Directors. The description presented below is intended as a summary only and is qualified in its entirety by reference to the rights agreement, which is an exhibit to the registration statement of which this prospectus is a part.

           Each Right entitles the registered holder to purchase from us a unit consisting of one one-thousandth of a share of Series A Junior Participating Preferred Stock at a cash exercise price of $45 (subject to certain antidilution adjustments). The Rights will expire 10 years after issuance, and will be exercisable only if a person or group becomes the beneficial owner of 15% or more of our common stock (such person or group, a "15% holder") or commences a tender or exchange offer which would result in the offeror beneficially owning 15% or more of our common stock, in each case, without the approval of our Board of Directors. If the Rights become exercisable, each Right, unless redeemed by us, entitles the holder to purchase an amount of our common stock or in certain circumstances a combination of securities and/or assets or the common stock of the acquirer, having a market value of twice the then effective exercise price.

           The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire us on terms not approved by the Board of Directors, except pursuant to an offer conditioned on a substantial number of Rights being acquired. We may redeem the Rights at $.01 per Right prior to the tenth day (as such period may be extended) after the public announcement of the existence of a 15% holder.

DELAWARE ANTI-TAKEOVER LAW

           We are subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, this statute prohibits a publicly held Delaware corporation from engaging, under certain circumstances, in various "business combination" transactions with any "interested stockholder" for a period of three years after the date of the transaction in which the person becomes an interested stockholder, unless:

     o prior to the date at which the stockholder became an interested stockholder, the Board of Directors approved the transaction;

     o the stockholder acquires more than 85% of the outstanding voting stock of the corporation (excluding shares held by directors who are officers or held in certain employee stock plans) upon consummation of the transaction in which the stockholder becomes an interested stockholder; or

     o the business combination is approved by the Board of Directors and by two-thirds of the outstanding voting stock of the corporation (excluding shares held by the interested stockholder) at a meeting of stockholders (and not by written consent) held on or subsequent to the date of the business combination.

           A "business combination" is defined to include mergers, asset sales and other transactions resulting in financial benefit to a stockholder. In general, an "interested stockholder" is a person who, together with affiliates or associates, owns 15% or more of a corporation's voting stock or within three years did own 15% or more of a corporation's voting stock.

POTENTIAL ANTI-TAKEOVER EFFECT OF CERTAIN PROVISIONS OF OUR CERTIFICATE OF INCORPORATION AND BYLAWS

           Our certificate of incorporation and bylaws contain a number of other provisions that could have an anti-takeover effect. The provisions are intended to enhance the likelihood of continuity and stability in the composition of the Board of Directors and in the policies formulated by the Board. These provisions also are intended to help ensure that the board, if confronted by an unsolicited proposal from a third party which has acquired a block of our stock, will have sufficient time to review the proposal and appropriate alternatives to the proposal and to act in what it believes to be the best interest of the stockholders. The following is a summary of such provisions included in our certificate of incorporation and by-laws:

     o    a classified Board of Directors;

     o the authority of the Board of Directors to fill vacancies on the Board of Directors;

     o the authority of the Board of Directors to issue series of preferred stock with such voting rights and other powers as the Board of Directors may determine;

     o notice requirements relating to nominations to the Board of Directors and to the raising of business matters at stockholder meetings;

     o a provision that special meetings of the stockholders may be called only by the Chairman of the Board or the Board of Directors;

     o a prohibition on stockholder action by written consent except with respect to actions to which the Board of Directors has granted its prior approval and consent;

     o a fair price provision, which is intended to ensure that stockholders receive fair consideration for shares sold at all stages of takeovers or attempted takeovers of our company;

the authority of the Board of Directors to consider certain factors including, without limitation, the potential impact on our employees and our other constituents and the communities in which we operate when evaluating certain matters such as tender offers, merger proposals or sales of our property or assets; and the requirement that certain "anti-takeover" provisions in the certificate of incorporation and bylaws may be amended only by super majority vote.

LIMITATION ON LIABILITY AND INDEMNIFICATION OF DIRECTORS AND OFFICERS

           Our certificate of incorporation, as amended, provides that no director shall be personally liable to us or to our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for any breach of the director's duty of loyalty to us or our stockholders, for acts or omissions not in good faith, for acts or omissions involving intentional misconduct or a knowing violation of law or for any transaction from which the director derived an improper personal benefit. Our bylaws provide that our directors and officers will be indemnified against liabilities that arise from their service as directors and officers, subject to certain exceptions. We have entered into agreements with our directors and officers that also provide for such indemnification and expenses and liability reimbursement. We have obtained insurance which insures our directors and officers against certain losses and which insures us against our obligations to indemnify the directors and officers.

TRANSFER AGENT AND REGISTRAR

           The Transfer Agent and Registrar for our common stock is Computershare Trust Company.

                             DESCRIPTION OF WARRANTS

           This section outlines some of the provisions of each warrant agreement, warrant and warrant certificate. This information may not be complete in all respects and is qualified entirely by reference to the warrant agreement with respect to the warrants of any particular series. The specific terms of any series of warrants will be described in a prospectus supplement. If so described in a prospectus supplement, the terms of that series of warrants may differ from the general description of terms presented below.

           We have no warrants outstanding. We may issue warrants for the purchase of our debt securities or common stock. Warrants may be issued independently or together with debt securities or common stock and may be attached to or separate from those securities.

WARRANT AGREEMENTS

           Each series of warrants will be evidenced by certificates issued under a separate warrant agreement to be entered into between us and a bank that we select as warrant agent with respect to such series. The warrant agent will have its principal office in the United States and have a combined capital and surplus of at least $50 million.

ISSUANCE IN SERIES

           The applicable prospectus supplement relating to a series of warrants will mention the name and address of the warrant agent. The prospectus supplement will describe the terms of the series of warrants in respect of which this prospectus is being delivered, including, but not limited to:

     o    the offering price;

     o    the currency for which the warrants may be purchased;

     o the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security or each principal amount of security;

     o the date, if any, on and after which warrants and the related securities will be separately transferable;

     o in the case of warrants to purchase debt securities, the principal amount of debt securities that can be purchased upon exercise, and the exercise price for purchasing those debt securities;

     o in the case of warrants to purchase common stock, the number of shares of common stock as the case may be, that can be purchased upon the exercise, and the price for purchasing those shares;

     o the dates on which the right to exercise the warrants will commence and expire;

     o material United States federal income tax consequences of holding or exercising those warrants;

     o    the terms of the securities issuable upon exercise of those warrants;
          and

     o any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

           Warrant certificates may be exchanged for new warrant certificates of different denominations, may be presented for transfer registration, and may be exercised at the warrant agent's corporate trust office or any other office indicated in the prospectus supplement. If the warrants are not separately transferable from the securities with which they were issued, this exchange may take place only if the certificates representing the related securities are also exchanged. Prior to warrant exercise, warrant holders will not have any rights as holders of the underlying securities, including the right to receive any principal, premium, interest, dividends, or payments upon our liquidation, dissolution or winding up or to exercise any voting rights.

EXERCISE OF WARRANTS

           Each warrant will entitle the holder to purchase the securities specified in the prospectus supplement at the exercise price mentioned in, or calculated as described in, the prospectus supplement. Unless otherwise specified in the prospectus supplement, warrants may be exercised at any time up to 5:00 p.m., Eastern time, on the expiration date mentioned in that prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

           Warrants may be exercised by delivery of the warrant certificate representing the warrants to be exercised, or in the case of global securities, by delivery of an exercise notice for those warrants, together with certain information, and payment to the warrant agent in immediately available funds, as provided in the prospectus supplement, of the required purchase amount. The information required to be delivered will be on the reverse side of the warrant certificate and in the prospectus supplement. Upon receipt of payment and the warrant certificate or exercise notice properly executed at the office indicated in the prospectus supplement, we will, in the time period the relevant warrant agreement provides, issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by such warrant certificates are exercised, a new warrant certificate will be issued for the remaining amount of warrants.

           If mentioned in the prospectus supplement, securities may be surrendered as all or part of the exercise price for warrants.

ANTI-DILUTION PROVISIONS

           In the case of warrants to purchase our common stock, the exercise price payable and the number of shares of our common stock purchasable upon warrant exercise may be adjusted in certain events, including, but not limited to:

     o the issuance of a stock dividend to common shareholders or a combination, subdivision or reclassification of our common stock;

     o the issuance of rights, warrants or options to all common and preferred shareholders entitling them to purchase our common stock for an aggregate consideration per share less than the current market price per share of our common stock;

     o any distribution to our common shareholders of evidences of our indebtedness of assets, excluding cash dividends, or distributions referred to above; and

     o    any other events mentioned in the prospectus supplement.

           No adjustment in the number of shares purchasable upon warrant exercise will be required until cumulative adjustments require an adjustment of at least 1% of such number. No fractional shares will be issued upon warrant exercise, but we will pay the cash value of any fractional shares otherwise issuable.

MODIFICATION

           We and any warrant agent may amend any warrant agreement and the terms of the related warrants by executing a supplemental warrant agreement, without any such warrant holders' consent, for the purpose of:

     o curing any ambiguity, any defective or inconsistent provision contained in the warrant agreement, or making any other corrections to the warrant agreement that are not inconsistent with the provisions of the warrant certificates;

     o evidencing the succession of another corporation to us and its assumption of our covenants contained in the warrant agreement and the warrants;

     o appointing a successor depository, if the warrants are issued in the form of global securities;

     o evidencing a successor warrant agent's acceptance of appointment with respect to the warrants;

     o adding to our covenants for the warrant holders' benefit or surrendering any right or power we have under the warrant agreement;

     o issuing warrants in definitive form, if such warrants are initially issued in the form of global securities; or

     o amending the warrant agreement and the warrants as we deem necessary or desirable so long as it will not adversely affect the warrant holders' interests in any material respect.

           We and the warrant agent may also amend any warrant agreement and the related warrants by a supplemental agreement with the consent of the holders of a majority of the unexercised warrants affected by such amendment, for the purpose of adding, modifying or eliminating any of the warrant agreement's provisions or of modifying the warrant holders' rights. However, no such amendment that:

     o reduces the number or amount of securities receivable upon warrant exercise;

     o    shortens the time period during which the warrants may be exercised;

     o otherwise adversely affects the exercise rights of warrant holders in any material respect; or

     o reduces the number of unexercised warrants the consent of holders of which is required for amending the warrant agreement or the related warrants;

may be made without the consent of each holder affected by that amendment.

CONSOLIDATION, MERGER, AND SALE OF ASSETS

           Unless otherwise indicated in the applicable prospectus supplement, the warrant agreement will provide that we will not consolidate with or merge into any other person or entity or sell, assign, convey, transfer, or lease its properties and assets substantially as an entity to any person or entity unless:

     o either we are the continuing corporation, or any successor or purchaser is a corporation, partnership or trust or other entity organized under the laws of the United States of America, any state thereof or the District of Columbia, and the successor or purchaser expressly assumes our obligations under the warrant agreement; and

     o immediately before and after giving effect thereto, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have happened and be continuing.

ENFORCEABILITY OF RIGHTS BY HOLDERS OF WARRANTS

           Each warrant agent will act solely as our agent under the relevant warrant agreement and will not assume any obligation or relationship of agency or trust for any warrant holder. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case we default in performing our obligations under the relevant warrant agreement or warrant, including any duty or responsibility to initiate any legal proceedings or to make any demand upon us. Any warrant holder may, without the warrant agent's consent or consent of any other warrant holder, enforce by appropriate legal action its right to exercise that warrant.

REPLACEMENT OF WARRANT CERTIFICATES

           We will replace any destroyed, lost, stolen or mutilated warrant certificate upon delivery to us and the relevant warrant agent of satisfactory evidence of the ownership of that warrant certificate and of its destruction, loss, theft or mutilation, and (in the case of mutilation) surrender of that warrant certificate to the relevant warrant agent, unless we have, or the warrant agent has, received notice that the warrant certificate has been acquired by a bona fide purchaser. That warrant holder will also be required to provide indemnity satisfactory to us and the relevant warrant agent before a replacement warrant certificate will be issued.

TITLE

           We, the warrant agents and any of their agents may treat the registered holder of any warrant certificate as the absolute owner of the warrants evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the warrants so requested despite any notice to the contrary.

                              DESCRIPTION OF UNITS

           This section outlines some of the provisions of the units and the unit agreements. This information may not be complete in all respects and is qualified entirely by reference to the unit agreement with respect to the units of any particular series. The specific terms of any series of units will be described in a prospectus supplement. If so described in a particular supplement, the specific terms of any series of units may differ from the general description of terms presented below.

           We may issue units comprised of one or more debt securities, shares of our common stock and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date.

           The prospectus supplement may describe:

     o the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

     o any provisions of the governing unit agreement that differ from those described below; and

     o any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

           The provisions described in this section, as well as those described under "Description of Debt Securities", "Description of Capital Stock" and "Description of Warrants" will apply to each unit and to any debt security, common stock or warrant included in each unit, respectively.

ISSUANCE IN SERIES

           We may issue units in such amounts and in as many distinct series as we wish. This section summarizes terms of the units that apply generally to all series. Most of the financial and other specific terms of your series will be described in the prospectus supplement.

UNIT AGREEMENTS

           We will issue the units under one or more unit agreements to be entered into between us and a bank or other financial institution as unit agent. We may add, replace or terminate unit agents from time to time. We will identify the unit agreement under which each series of units will be issued and the unit agent under that agreement in the prospectus supplement.

           The following provisions will generally apply to all unit agreements unless otherwise stated in the prospectus supplement.

ENFORCEMENT OF RIGHTS

           The unit agent under a unit agreement will act solely as our agent in connection with the units issued under that agreement. The unit agent will not assume any obligation or relationship of agency or trust for or with any holders of those units or of the securities comprising those units. The unit agent will not be obligated to take any action on behalf of those holders to enforce or protect their rights under the units or the included securities.

           Except as indicated in the next paragraph, a holder of a unit may, without the consent of the unit agent or any other holder, enforce its rights as holder under any security included in the unit, in accordance with the terms of that security and the indenture, warrant agreement or other instrument under which that security is issued. Those terms are described elsewhere in this prospectus under the sections relating to debt securities, common stock and warrants.

           Notwithstanding the foregoing, a unit agreement may limit or otherwise affect the ability of a holder of units issued under that agreement to enforce its rights, including any right to bring a legal action, with respect to those units or any securities, other than debt securities, that are included in those units. Limitations of this kind will be described in the prospectus supplement.

MODIFICATION WITHOUT CONSENT OF HOLDERS

           We and the applicable unit agent may amend any unit or unit agreement without the consent of any holder:

     o    to cure any ambiguity;

     o    to correct or supplement any defective or inconsistent provision; or

     o to make any other change that we believe is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.

           We do not need any approval to make changes that affect only units to be issued after the changes take effect. We may also make changes that do not adversely affect a particular unit in any material respect, even if they adversely affect other units in a material respect. In those cases, we do not need to obtain the approval of the holder of the unaffected unit; we need only obtain any required approvals from the holders of the affected units.

MODIFICATION WITH CONSENT OF HOLDERS

           We may not amend any particular unit or a unit agreement with respect to any particular unit unless we obtain the consent of the holder of that unit, if the amendment would:

     o impair any right of the holder to exercise or enforce any right under a security included in the unit if the terms of that security require the consent of the holder to any changes that would impair the exercise or enforcement of that right; or

     o reduce the percentage of outstanding units or any series or class the consent of whose holders is required to amend that series or class, or the applicable unit agreement with respect to that series or class, as described below.

           Any other change to a particular unit agreement and the units issued under that agreement would require the following approval:

     o if the change affects only the units of a particular series issued under that agreement, the change must be approved by the holders of a majority of the outstanding units of that series; or

     o if the change affects the units of more than one series issued under that agreement, it must be approved by the holders of a majority of all outstanding units of all series affected by the change, with the units of all the affected series voting together as one class for this purpose.

           These provisions regarding changes with majority approval also apply to changes affecting any securities issued under a unit agreement as the governing document.

           In each case, the required approval must be given by written consent.

UNIT AGREEMENTS WILL NOT BE QUALIFIED UNDER THE TRUST INDENTURE ACT OF 1939, AS AMENDED.

           No unit agreement will be qualified as an indenture, and no unit agent will be required to qualify as a trustee, under the Trust Indenture Act of 1939, as amended. Therefore, holders of units issued under unit agreements will not have the protections of the Trust Indenture Act of 1939, as amended, with respect to their units.

TITLE

           We, the unit agents, and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

                              PLAN OF DISTRIBUTION

TYPES OF SALE TRANSACTIONS

           We may offer the securities described in this prospectus at various times in one or more of the following transactions:

     o    through agents;

     o    through one or more underwriters or dealers;

     o through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

     o directly to one or more purchasers (through a specific bidding or auction process, in negotiated sales or otherwise); or

     o    through a combination of any of these methods of sale.


PRICING

           The distribution of the securities described in this prospectus may be effected from time to time in one or more transactions either:

     o    at a fixed price or prices, which may be changed;

     o    at market prices prevailing at the time of sale;

     o    at prices relating to the prevailing market prices; or

     o    at negotiated prices.


PROSPECTUS SUPPLEMENT

           The prospectus supplement for the securities will describe that offering, including:

     o    the name or names of any underwriters;

     o    the purchase price and the proceeds from that sale;

     o any underwriting discounts and other items constituting underwriters' compensation; and

     o    any discounts or concessions allowed or reallowed or paid to dealers.

UNDERWRITERS

           If we offer and sell securities through an underwriter or underwriters, we will execute an underwriting agreement with the underwriter or underwriters. The names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers, which may be in the form of discounts, concessions or commissions, if any, will be described in the applicable prospectus supplement, which will be used by the underwriters to make resales of the securities. That prospectus supplement and this prospectus will be used by the underwriters to make resales of the securities. If underwriters are used in the sale of any securities in connection with this prospectus, those securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters, us at the time of sale.

           Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to conditions. The underwriters will be obligated to purchase all of the securities if any are purchased.

           We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price, with additional underwriting commissions or discounts, as may be set forth in a related prospectus supplement. The terms of any over-allotment option will be set forth in the prospectus supplement for those securities.

           If any underwriters are involved in the offer and sale, they will be permitted to engage in transactions that maintain or otherwise affect the price of the securities. These transactions may include over-allotment transactions, purchases to cover short positions created by the underwriter in connection with the offering and the imposition of penalty bids. If an underwriter creates a short position in the securities in connection with the offering, i.e., if it sells more securities than set forth on the cover page of the applicable prospectus supplement, the underwriter may reduce that short position by purchasing the securities in the open market. In general, purchases of a security to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. As noted above, underwriters may also choose to impose penalty bids on other underwriters and/or selling group members. This means that if underwriters purchase securities on the open market to reduce their short position or to stabilize the price of the securities, they may reclaim the amount of the selling concession from those underwriters and/or selling group members who sold such securities as part of the offering.

           Neither we nor any underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the securities. In addition, neither we nor any underwriter make any representation that such underwriter will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

AGENTS

           Offers to purchase the securities may be solicited by agents designated by us from time to time. Any agent involved in the offer or sale of the securities will be named, and any commissions payable by us to the agent will be described, in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment. Any agent may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities so offered and sold.

DEALERS

           If we offer and sell securities through a dealer, we or an underwriter will sell the securities to the dealer as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities so offered and sold. The name of the dealer and the terms of the transactions will be set forth in the applicable prospectus supplement.

DIRECT SALES

           We may solicit offers to purchase the securities directly, and we may sell the securities directly to institutional or other investors, who may be deemed an underwriter within the meaning of the Securities Act with respect to any resales of those securities. The terms of these sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.

INDEMNIFICATION

           We may enter into agreements with agents, underwriters and dealers under which we may agree to indemnify the agents, underwriters and dealers against certain liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make with respect to these liabilities. The terms and conditions of this indemnification or contribution will be described in the applicable prospectus supplement. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

DELAYED CONTRACTS

           We may authorize our respective agents or underwriters to solicit offers to purchase securities at the public offering price under delayed contracts. The terms of these delayed delivery contracts, including when payment for and delivery of the securities sold will be made under the contracts and any conditions to each party's performance set forth in the contracts, will be described in the applicable prospectus supplement. The compensation received by underwriters or agents soliciting purchase of securities under delayed delivery contracts will also be described in the applicable prospectus supplement.

STATE SECURITIES LAWS

           In order to comply with the securities laws of some states, if applicable, the securities offered hereby will be sold in those jurisdictions only through registered or licensed brokers or dealers. In addition, in some states, securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the resignation or qualification requirement is available and complied with.

                                  LEGAL MATTERS

           Weil, Gotshal & Manges LLP, New York, New York will pass upon the validity of the securities on our behalf.

                                     EXPERTS

           The financial statements incorporated in this prospectus by reference to Rural/Metro Corporation's Current Report on Form 8-K/A dated November 14, 2005 and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to Rural/Metro Corporation's Annual Report on Form 10-K for the fiscal year ended June 30, 2005 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to Rural/Metro Corporation's restatement of its consolidated financial information in Note 10 to the consolidated financial statements and an adverse opinion on the effectiveness of internal control over financial reporting) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

================================================================================

                         [Rural/Metro Corporation logo]

                                  $120,000,000
                Debt Securities, Common Stock, Warrants and Units


                                ----------------
                                   PROSPECTUS
                                ----------------

                                     , 2006




================================================================================

                                     PART II

                  INFORMATION NOT REQUIRED TO BE IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated expenses expected to be paid by the Registrant in connection with the distribution of the securities registered hereby:

Nature of Expense                        Amount(+)
-----------------                        ---------

SEC Registration Fee                     $12,840
Accounting Fees and Expenses             $100,000
Legal Fees and Expenses                  $100,000
Miscellaneous                            $50,000

TOTAL                                    $262,840

+ The amounts set forth above, except for the SEC registration fee, are estimated.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

           Section 145 of the Delaware General Corporation Law permits indemnification of officers, directors and other corporate agents under specific circumstances and subject to specific limitations. Rural/Metro's certificate of incorporation, as amended, and restated bylaws provide that Rural/Metro shall indemnify its directors and officers to the full extent permitted by Delaware General Corporation Law, including in circumstances in which indemnification is otherwise discretionary under Delaware law.

           Rural/Metro has entered into indemnification agreements with its directors and executive officers that provide the maximum indemnity allowed to directors and executive officers by Section 145 of the Delaware General Corporation Law, as well as certain additional procedural protections. The indemnity agreements provide that directors will be indemnified to the fullest extent not prohibited by law against all expenses (including attorney's fees) and settlement amounts paid or incurred by them in any action or proceeding as directors or executive officers of Rural/Metro, including any action on account of their services as executive officers or directors of any other company or enterprise when they are serving in such capacities at the request of Rural/Metro, and including any action by or in the right of Rural/Metro. In addition, the indemnity agreements provide for reimbursement of expenses incurred in conjunction with being a witness in any proceeding to which the indemnitee is not a party. Rural/Metro must pay in advance of a final disposition of a proceeding or claim the expenses incurred by the indemnitee no later than 10 days after receipt of an undertaking by or on behalf of the indemnitee, to repay the amount of the expenses to the extent that it is ultimately determined that the indemnitee is not entitled to be indemnified by Rural/Metro. The indemnity agreements also provide the indemnitee with remedies in the event that Rural/Metro does not fulfill its obligations under the indemnity agreements.

           Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for payments of unlawful dividends or unlawful stock repurchases or redemptions, or
(iv) for any transaction from which the director derived an improper personal benefit. Rural/Metro's restated certificate of incorporation provides for that limitation of liability.

           Policies of insurance are maintained by Rural/Metro under which its directors and officers are insured, within the limits and subject to the limitations of the policies, against specific expenses in connection with the defense of, and specific liabilities which might be imposed as a result of, actions, suits or proceedings to which they are parties by reason of being or having been directors or officers.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) Exhibits.

    EXHIBIT NO.     DESCRIPTION OF EXHIBIT
    -----------     ----------------------

       1.1          Underwriting Agreement.***

       4.1 Specimen Certificate representing shares of Common Stock, par value $.01 per share. (1)

       4.2 Second Restated Certificate of Incorporation of the Registrant filed with the Secretary of State of Delaware on January 18, 1995; as amended by the Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock filed with the Secretary of State of Delaware on August 23, 1995; as amended by the Certificate of Designation, Preferences, and Rights of Series B Preferred Stock filed with the Secretary of State of Delaware on September 26, 2002; as amended by the Certificate of Designation, Preferences, and Rights of Series C Preferred Stock filed with the Secretary of State of Delaware on September 26, 2003; as amended by that Certificate of Amendment filed with the Secretary of State of Delaware on June 15, 2004; as amended by the Amended and Restated Certificate of Designation, Preference and Rights of Series A Junior Participating Preferred filed with the Secretary of State of Delaware on August 25, 2005. (2).

       4.3 Shareholder Rights Agreement dated as of August 24, 2005 between the Registrant and Computershare Trust Company, Inc.
                    (3).

       4.4          Amended and Restated Bylaws of the Registrant. (1)

       4.5          Form of Senior Indenture.**

       4.6          Form of Subordinated Indenture.**

       4.7          Form of Common Stock Warrant and Warrant Certificate.**

       4.8          Form of Debt Securities Warrant and Warrant Certificate.**

       4.9          Form of Unit Agreement and Unit Certificate.**

       5.1 Opinion of Weil, Gotshal & Manges LLP as to the legality of the securities.**

       12.1         Computation of Ratio of Earnings to Fixed Charges.*

       23.1         Consent of PricewaterhouseCoopers LLP.*

       23.2         Consent of Weil, Gotshal & Manges LLP (included in Exhibit
                    5.1 hereto).**

       24.1         Powers of Attorney (included in the signature pages).*

       25.1         Form of T-1 Statement of Eligibility of Indenture
                    Trustee.***

-----------------

*    Filed herewith.

**   To be filed by amendment.

*** To be filed, if necessary, subsequent to the effectiveness of this registration statement by a post-effective amendment to this registration statement or incorporated by reference from a Current Report on Form 8-K in connection with the offering of securities registered hereby.

(1) Incorporated by reference to the Registration Statement on Form S-1 of the Registrant (Registration No. 33-63448) filed May 27, 1993 and declared effective July 15, 1993.

(2) Incorporated by reference to the Registrant's Form 10-K Annual Report for the year ended June 30, 2005 filed with the Commission on September 28, 2005.

(3) Incorporated by reference to the Registrant's Form 8-A/A Registration Statement filed on August 29, 2005.

ITEM 17.  UNDERTAKINGS

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being make, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

     (A) Paragraphs (1)(i) and (1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement: and

     (B) Paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 42(b) that is part of the registration statement.

     (C) Provided further, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 or Form S-3, and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at termination of the offering.

4. If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements by
Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by
Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

5. That, for the purpose of determining liability under the Securities Act to any purchaser:

           (i) If the registrant is relying on Rule 430B:

     (A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

     (B) Each prospectus filed by the registrant pursuant to Rule 424(b)(2),
     (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or
     (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at the date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

           (ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B of other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

6. That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

           The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

           (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering require to be filed pursuant to Rule 424,

           (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

           (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

           (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

7. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

8. The undersigned registrant hereby undertakes that:

           (i) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430(A) and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

           (ii) For the purpose of determining any liability under the Securities Act, each post effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

9. The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection
(a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations of the Commission under Section 305(b)(2) of the Securities Act.

           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on February 8, 2006.

                                   RURAL/METRO CORPORATION

                                   By:  /s/ Jack E. Brucker
                                        ----------------------------------------
                                        Jack E. Brucker
                                        President and Chief Executive Officer

           KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jack E. Brucker and Michael S. Zarriello, and each of them acting individually, as his true and lawful attorney-in-fact and agent, each with full power of substitution for him in any and all capacities, to execute one or more Registration Statements on Form S-3 under the Securities Act of 1933, as amended, or on such other form as such attorney-in fact, either of them, may deem necessary or desirable and any and all amendments to this Registration Statement, including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and hereby ratify and confirm all that said attorney-in-fact and agent, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

           Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                  Signature                                        Title                            Date
                  ---------                                        -----                            ----

/s/ Cor J. Clement                                   Chairman of the Board of Directors       February 8, 2006
----------------------------------------------
Cor J. Clement

/s/ Louis G. Jekel                                          Vice Chairman of the              February 8, 2006
----------------------------------------------               Board of Directors
Louis G. Jekel

/s/ Jack E. Brucker                                      President, Chief Executive           February 8, 2006
----------------------------------------------              Officer and Director
Jack E. Brucker                                        (Principal Executive Officer)


/s/ Michael S. Zarriello                            Senior Vice President, Secretary and      February 8, 2006
----------------------------------------------            Chief Financial Officer
Michael S. Zarriello                            (Principal Financial and Accounting Officer)


/s/ Mary Anne Carpenter                                           Director                    February 8, 2006
----------------------------------------------
Mary Anne Carpenter

/s/ Henry G. Walker                                               Director                    February 8, 2006
----------------------------------------------
Henry G. Walker

/s/ Robert E. Wilson                                              Director                    February 8, 2006
----------------------------------------------
Robert E. Wilson

/s/ Conrad A. Conrad                                              Director                    February 8, 2006
----------------------------------------------
Conrad A. Conrad

                                INDEX TO EXHIBITS

    EXHIBIT NO.     DESCRIPTION OF EXHIBIT
    -----------     ----------------------

       1.1          Underwriting Agreement.***

       4.1 Specimen Certificate representing shares of Common Stock, par value $.01 per share. (1)

       4.2 Second Restated Certificate of Incorporation of the Registrant filed with the Secretary of State of Delaware on January 18, 1995; as amended by the Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock filed with the Secretary of State of Delaware on August 23, 1995; as amended by the Certificate of Designation, Preferences, and Rights of Series B Preferred Stock filed with the Secretary of State of Delaware on September 26, 2002; as amended by the Certificate of Designation, Preferences, and Rights of Series C Preferred Stock filed with the Secretary of State of Delaware on September 26, 2003; as amended by that Certificate of Amendment filed with the Secretary of State of Delaware on June 15, 2004; as amended by the Amended and Restated Certificate of Designation, Preference and Rights of Series A Junior Participating Preferred filed with the Secretary of State of Delaware on August 25, 2005. (2).

       4.3 Shareholder Rights Agreement dated as of August 24, 2005 between the Registrant and Computershare Trust Company, Inc.
                    (3).

       4.4          Amended and Restated Bylaws of the Registrant. (1)

       4.5          Form of Senior Indenture.**

       4.6          Form of Subordinated Indenture.**

       4.7          Form of Common Stock Warrant and Warrant Certificate.**

       4.8          Form of Debt Securities Warrant and Warrant Certificate.**

       4.9          Form of Unit Agreement and Unit Certificate.**

       5.1 Opinion of Weil, Gotshal & Manges LLP as to the legality of the securities.**

       12.1         Computation of Ratio of Earnings to Fixed Charges.*

       23.1         Consent of PricewaterhouseCoopers LLP.*

       23.2         Consent of Weil, Gotshal & Manges LLP (included in Exhibit
                    5.1 hereto).**

       24.1         Powers of Attorney (included in the signature pages).*

       25.1         Form of T-1 Statement of Eligibility of Indenture
                    Trustee.***

------------------
*    Filed herewith.

**   To be filed by amendment.

*** To be filed, if necessary, subsequent to the effectiveness of this registration statement by a post-effective amendment to this registration statement or incorporated by reference from a Current Report on Form 8-K in connection with the offering of securities registered hereby.

(1) Incorporated by reference to the Registration Statement on Form S-1 of the Registrant (Registration No. 33-63448) filed May 27, 1993 and declared effective July 15, 1993.

(2) Incorporated by reference to the Registrant's Form 10-K Annual Report for the year ended June 30, 2005 filed with the Commission on September 28, 2005.

(3) Incorporated by reference to the Registrant's Form 8-A/A Registration Statement filed on August 29, 2005.